EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of St. Jude Medical, Inc. of our report dated February 9, 2000, included in the 1999 Annual Report to Shareholders of St. Jude Medical, Inc.

Our audits also included the financial statement schedule of St. Jude Medical, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement No. 33-9262, Registration Statement No. 33-41459, Registration Statement No. 33-48502, Registration Statement No. 33-54435, and Registration Statement No. 333-42945 on Form S-8 of our report dated February 9, 2000, with respect to the consolidated financial statements and schedule of St. Jude Medical, Inc. incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

                                        /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
March 23, 2000